FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2004

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-24081	84-1010843
(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Mt. Pyramid Court, Suite 100, Englewood, Colorado 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 802-1000

Not applicable

(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure.

Pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, on March 12, 2004, Steve B. Warnecke, a member of the Board of Directors of Evolving Systems, Inc. (the “Company”) entered into an agreement to sell up to 18,366 common shares of the Company owned by Mr. Warnecke over a period commencing March 15, 2004 and ending March 15, 2005.

In accordance with the general instruction B.2 of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purpose of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Evolving Systems, Inc.

Dated: March 19, 2004	By:	/s/ STEPHEN K. GARTSIDE, JR.
Stephen K. Gartside, Jr.

Chief Executive Officer